UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):
October 2, 2014

GRAPHIC PACKAGING HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-33988	26-0405422
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Riveredge Parkway, Suite 100
Atlanta, Georgia 30328
(Address of principal executive offices)

(770) 240-7200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth under Item 2.03 relating to the Second Amended and Restated Credit Agreement is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Effective October 2, 2014, Graphic Packaging International, Inc., (the “Company”), a wholly-owned subsidiary of Graphic Packaging Holding Company, and certain of its subsidiaries entered into the Second Amended and Restated Credit Agreement among Bank of America, N.A., as Administrative Agent, L/C Issuer, Swing Line Lender, Swing Line Euro Tranche Lender and Alternative Currency Funding Fronting Lender; Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland” New York Branch, Suntrust Bank, JPMorgan Chase Bank, N.A. and Citibank, N.A., as Co-Syndication Agents; Compass Bank, as Documentation Agent; and the several lenders from time to time parties thereto (the “Credit Agreement”). The Credit Agreement provides for a $1.0 billion amortizing term loan facility, a $1.25 billion revolving credit facility, a €138 million European revolving credit facility and a ¥2.5 billion Japanese revolving credit facility, all of which have a final maturity date of October 1, 2019. The term loan facility and the revolving credit facilities bear interest at an initial rate equal to the London Interbank Offered Rate (LIBOR) plus 1.5%. Thereafter the interest rate margin over LIBOR shall vary between 1.25% and 2.25% depending upon the Company’s then current consolidated total leverage ratio. (The Company will also have a corresponding base rate interest rate option.) The Credit Agreement amends and restates the Company’s existing credit agreement.

Under the terms of the Credit Agreement, until all amounts under the Credit Agreement are repaid in full and the same has been terminated, the Company must comply with a maximum consolidated leverage ratio covenant and a minimum consolidated interest coverage ratio covenant. In addition, the Credit Agreement imposes restrictions on the Company’s ability to, among other things, incur additional indebtedness, create or permit liens on the Company’s assets, dispose of assets, make dividend and other restricted payments or prepay certain other indebtedness, make certain investments and acquisitions, engage in certain transactions with affiliates and change the business conducted by the Company and its subsidiaries. Any failure by the Company to comply with the covenants and obligations under the Credit Agreement could result in an event of default, in which case the lenders under the Credit Agreement may be entitled to declare all amounts owed to be due and payable immediately.

The Company’s obligations under the Credit Agreement are secured by substantially all of the Company’s domestic assets until the Company receives debt ratings by Standard and Poor’s Rating Service and Moody’s Investors Service of BBB- and Ba1, or BB+ and Baa3 (in either case with a stable or positive outlook), respectively, subject to re-pledge obligations should the Company’s debt ratings be subsequently downgraded.

This summary is qualified in its entirety by reference to the Credit Agreement, which is included as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

Exhibit No.    Description

10.1
Second Amended and Restated Credit Agreement effective October 2, 2014 among Graphic Packaging International, Inc. and certain of its subsidiaries, as Borrowers; Bank of America, N.A. as Administrative Agent, L/C Issuer, Swing Line Lender, Swing Line Euro Tranche Lender and Alternative Currency Funding Fronting Lender; Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland” New York Branch, Suntrust Bank, JPMorgan Chase Bank, N.A. and Citibank, N.A., as Co-Syndication Agents; Compass Bank, as Documentation Agent; and the several lenders from time to time parties thereto.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 7, 2014	By:	/s/ Lauren S. Tashma
Lauren S. Tashma Senior Vice President, General Counsel and Secretary